Exhibit 10.18

DOUGLAS DYNAMICS HOLDINGS, INC.
RESTATED DEFERRED STOCK UNIT AGREEMENT

This Restated Deferred Stock Unit Agreement (this “Agreement”) is made as of        , by and between Douglas Dynamics Holdings, Inc., a Delaware corporation (the “Company”), and                                  (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Deferred Stock Unit Agreement dated as of April 1, 2004 (the “Original Agreement”) pursuant to which the Executive was granted Deferred Stock Units (as defined in the Original Agreement) representing the right to receive, pursuant to the terms and conditions of the Original Agreement, a number of shares of the Company’s Common Stock, par value $0.01 per share, and a number of shares of Series A Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”);

WHEREAS, in connection with the partial redemption of the Series A Preferred Stock in December 2004 (the “2004 Partial Redemption”), pursuant to Section 6 of the Original Agreement, the Company paid a cash payment to the Executive in an amount equal to the amount that the Executive would have received on account of the 2004 Partial Redemption if the shares of Series A Preferred Stock subject to the Original Agreement were issued and outstanding at the time of the 2004 Partial Redemption (the “2004 Cash Payment”);

WHEREAS, in connection with the payment of the 2004 Cash Payment and in accordance with Section 6 of the Original Agreement, the Company and the Executive provided for an adjustment to the Deferred Preferred Stock Units pursuant to an amendment to the Original Agreement dated as of December 14, 2004 (the “Amendment,” and collectively with the Original Agreement, the “Amended Agreement”) providing that, upon the payment of the 2004 Cash Payment, the number of Deferred Preferred Stock Units (as defined in the Original Agreement) would be reduced by the number of shares of Series A Preferred Stock that would have been redeemed as part of the 2004 Partial Redemption if the shares of Series A Preferred Stock subject to the Original Agreement were issued and outstanding at the time of the 2004 Partial Redemption;

WHEREAS, the Company currently intends to redeem all of the remaining outstanding shares of its Series A Preferred Stock (the “2006 Redemption”);

WHEREAS, in connection with the 2006 Redemption of the Series A Preferred Stock, the Company intends to pay a cash payment to the Executive in an amount equal to the amount that the Executive would receive on account of the 2006 Redemption if the shares of Series A Preferred Stock subject to the Amended Agreement were issued and outstanding at the time of the 2006 Redemption (the “2006 Cash Payment”); and

WHEREAS, pursuant to this Agreement, the Company and the Executive desire to provide for an additional adjustment to the Deferred Preferred Stock Units pursuant to Section 6 of the Amended Agreement to eliminate, upon the payment of the 2006 Cash Payment, any references to the Deferred Preferred Stock Units (as defined in the Amended Agreement) such that no Deferred Preferred Stock Units shall be deemed outstanding effective as of the execution and delivery of this Agreement.

NOW THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       Grant Of Deferred Stock Units.  The Company hereby grants to the Executive an award of 1,320 deferred common stock units (the “Deferred Stock Units”).  Each Deferred Stock Unit represents the right to receive, pursuant to the terms and conditions hereof, one share of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).  As of the date hereof, the per share fair market value of the Common Stock is $100.

2.                                       Securityholders Agreement.  By entering into this Agreement and accepting the grant of the Deferred Stock Units hereunder, the Executive is deemed to have become a party to the Amended and Restated Securityholders Agreement, dated April 12, 2004, by and among the Company and certain of its securityholders, as amended from time to time (the “Securityholders Agreement”), and hereby agrees to be bound by all of the terms and conditions of the Securityholders Agreement with respect to the Deferred Stock Units and the shares of Common Stock to be issued hereunder.  Notwithstanding anything in the Securityholders Agreement to the contrary, the Deferred Stock Units shall be considered Securities (as such term is defined in the Securityholders Agreement) for all purposes under the Securityholders Agreement.

3.                                       Exercise Of Deferred Stock Units.

(a)                                  Liquidity Event.  In connection with and immediately prior to consummation of a Liquidity Event (as hereinafter defined), the Company shall issue to the Executive, in respect of each unexercised Deferred Stock Unit, one share of Common Stock; provided, however, that such issuance shall be contingent upon (i) the consummation of the Liquidity Event and (ii) the satisfaction of any required tax withholding obligations as set forth in Section 5 hereof.

For the purposes of this Agreement, a “Liquidity Event” means the first to occur of (i) a Change of Control (as hereinafter defined) and (ii) the later of (x) the Qualified IPO Date (as such term is defined in the Securityholders Agreement) and (y) the expiration of an lock-up agreement the Executive is or would be required to enter into in connection with the Qualified IPO (as such term is defined in the Securityholders Agreement).

For purposes of this Agreement, a “Change of Control” means, at any time, (i) the Aurora Purchasers and Ares Purchasers shall cease to collectively beneficially own and control at least 51%, on a fully diluted basis, of the outstanding Capital Stock entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors (or similar governing body) of the Company (the “Board”), unless the Aurora Purchasers and Ares Purchasers collectively beneficially own and control (a) at least 35%, on a fully diluted basis, of the outstanding Capital Stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board and (b) on a fully diluted basis, more of the outstanding Capital Stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board than any other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act); (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Aurora Purchasers and Ares Purchasers collectively shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board; (iii) the Company shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the capital stock (or similar ownership interests) of Douglas Dynamics, L.L.C.; or (iv) the majority of the seats (other than vacant seats) on the Board cease to be occupied by Persons who either (a) were members of the Board on the Initial Date or (b) were nominated for election by the Board, a majority of whom were directors on the Initial Date or whose election or nomination for election was previously approved by a majority of such directors.

For purposes of this Agreement, the term “Aurora Purchasers” means Douglas Dynamics Holdings, LLC and its affiliates and co-investors.

For purposes of this Agreement, the term “Ares Purchasers” means Ares Corporate Opportunities Fund, L.P. and its affiliates.

For purposes of this Agreement, the term “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

For purposes of this Agreement, the term “Person” means a natural person, a company, a corporation, a joint venture, a limited liability company, a partnership, a trust, an unincorporated association or organization or other legal entity, or a government or an agency or political subdivision thereof.

(b)                                 Tag-Along Sale.  In connection with and immediately prior to consummation of a Tag-Along Sale (as such term is defined in the Securityholders Agreement), the Company shall issue to the Executive, in respect of his then unexercised Deferred Stock Units, a number of shares of Common Stock equal to that proportion of the shares subject to the unexercised Deferred Stock Units that the Executive would be entitled to sell in connection with the such Tag-Along Sale as determined pursuant to Section 6.1 of the Securityholders Agreement; provided, however, that such issuance shall be contingent upon (i) the consummation of the Tag-Along Sale and (ii) the satisfaction of any required tax withholding obligations as set forth in Section 5 hereof.

(c)                                  Effect of Share Issuances.  Upon the issuance of the Common Stock underlying a Deferred Stock Unit, such Deferred Stock Unit shall be deemed to have been exercised, all of the Executive’s rights under such Deferred Stock Unit shall be deemed to have been satisfied and such Deferred Stock Unit shall terminate.

(d)                                 No Other Rights to Capital Stock.  The Executive shall have no right to receive or otherwise acquire beneficial ownership of any of the shares of Common Stock subject to the Deferred Stock Units granted hereunder, except (i) in connection with the occurrence of a Liquidity Event or a Tag-Along Sale as provided for in this Section 3 or (ii) in connection with the Executive’s termination of employment with the Company as provided for in Section 4.

(e)                                  No Fractional Shares.  No fractional shares of Common Stock shall be issued pursuant to this Agreement.  In the event a fractional share would otherwise be required to be issued hereunder, the Company shall, in its discretion, adjust the award so that the fractional share shall be included in the next issuance of such shares such that only whole shares are issued.

4.                                       Termination Of Employment.  In the event that during the Call Period (as such term is defined in the Securityholders Agreement), the Executive’s employment with the Company is either terminated by the Company for Cause (as such term is defined in the Securityholders Agreement) or voluntarily terminated by the Executive, the Aurora Entities (as such term is defined in the Securityholders Agreement), Ares Corporate Opportunities Fund, L.P. and the Company shall each have the right to purchase from the Executive, on the terms and conditions set forth in Section 8 of the Securityholders Agreement, all or a portion of the then unexercised Deferred Stock Units in accordance procedures set forth in Section 8 of the Securityholders Agreement treating, for the purposes of Section 8 of the Securityholders Agreement, the unexercised Deferred Stock Units as the equivalent of the shares of Common Stock underlying such Deferred Stock Units; provided, however, that the consummation of any such purchase shall be contingent upon the satisfaction of any required tax withholding obligations as set forth in Section 5 hereof.

5.                                       Taxes.  If the Company is obligated to withhold an amount on account of any tax imposed in connection with the issuance of shares of Common Stock hereunder or the payment of any amounts to the Executive in respect of the Deferred Stock Units granted hereunder or the shares of Common Stock underlying such Deferred Stock Units, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then the Executive shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check or other property acceptable to the Secretary of the Company in his sole discretion; and, if the Executive fails to make such payment, the Company is authorized by the Executive to withhold from any payments then or thereafter payable to the Executive, any such amounts or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.  The Company may, in its sole discretion, allow the Executive to pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole shares of Common Stock otherwise issuable pursuant to the Deferred Stock Units.  Any such shares surrendered or withheld shall be valued at their market value, determined by such method as the Secretary of the Company in his sole discretion shall determine, equal to the sums required to be withheld as of the date on which the amount of tax to be withheld is determined.

6.                                       Adjustments.  In the event that the Common Stock or the outstanding securities of any class subject to the Deferred Stock Units are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend), redemption or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event is a Liquidity Event, the Company shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be received in respect of the unexercised Deferred Stock Units.

7.                                       Entire Agreement.  This Agreement constitutes the entire agreement between the Executive and the Company relating to this subject matter.  No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties.  The Executive acknowledges and agrees that he has not executed this Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking.  This Agreement may not be orally modified.  All modifications must be agreed to in writing and signed by both parties.

8.                                       Cancellation of Bonus Awards.  In consideration of the Company’s entering into this Agreement and the granting of the Deferred Stock Units hereunder, the Executive hereby waives any and all rights to incentive compensation that the Executive may have pursuant to that certain Douglas Dynamics, LLC Long Term Incentive Plan, originally effective as of July 2, 1991 and as amended on September 23, 1997, January 1, 2000, January, 1 2001, January 1 2002, and January 1, 2003 (the “Bonus Plan”) and agrees that as of the date hereof the Bonus Plan is terminated and shall no longer have any force or effect.

9.                                       Nontransferability.  Neither the Deferred Stock Units nor any interest therein may be Transferred in any manner other than by will or the laws of descent and distribution.  Any Person who becomes to whom the Deferred Stock Units are Transferred pursuant to the preceding sentence shall be bound by all of the terms and conditions of this Agreement and the Securityholders Agreement.  For the purposes of this Agreement, the term “Transfer” means any sale, exchange, assignment, transfer, pledge, mortgage, hypothecation, gift, grant, encumbrance or other disposition of any kind, whether voluntary, involuntary or by operation of law and whether direct or indirect by transfer of any interest in the subject property or otherwise.

10.                                 Compliance with Legal Requirements.

(a)                                  Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied.  Such requirements may include, but are not limited to, registering or qualifying such shares of Common Stock under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on such shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.  The Company shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of the shares to be issued pursuant to this Agreement.

(b)                                 The Executive understands that the Company intends for the offering and sale of the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the shares issued in respect of the Deferred Stock Units, subject to the terms and conditions of the Securityholders Agreement.  In connection with any such issuance or transfer, the person acquiring such shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

11.                                 Stockholder Rights.  Except specifically provided for in this Agreement, the Executive (or any other holder of the Deferred Stock Units granted hereunder) shall have no rights as a stockholder with respect to the Deferred Stock Units granted hereunder or the shares of Common Stock underlying such Deferred Stock Units, unless and until shares of Common Stock are issued in respect of the Deferred Stock Units, and then only to the extent of such issued shares.  Notwithstanding the preceding sentence, prior to the issuance of shares of Common Stock hereunder, the Executive (or any other holder of the Deferred Stock Units granted hereunder) shall be entitled to receive all dividends and other distributions paid with respect to the shares of Common Stock underlying the Deferred Stock Units, subject to the satisfaction of any required tax withholding obligations as set forth in Section 5 hereof.  Any additional shares of Common Stock received pursuant to this Section 11 shall be subject to the terms and conditions of the Securityholders Agreement.

12.                                 Employment Rights.  No provision of this Agreement or of the Deferred Stock Units granted hereunder shall (a) confer upon the Executive any right to be or continue, as the case may be, in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Executive, with or without cause, or (c) confer upon the Executive any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than this Agreement.  The Executive hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Executive at any time and for any reason, or for no reason, unless the Executive and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

13.                                 Governing Law.  This Agreement and the Deferred Stock Units granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

14.                                 Legend.

THE SECURITIES REPRESENTED BY THIS DEFERRED STOCK UNIT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DOUGLAS DYNAMICS HOLDINGS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS ALSO SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 12, 2004, AS SUPPLEMENTED, MODIFIED AND AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS SIGNATORY THERETO, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION DURING REGULAR BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

15.                                 ERISA Status.  This Agreement comprises a portion of a plan is intended to be an unfunded plan that is maintained primarily to provide deferred stock awards to a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.  Accordingly, the Company may terminate this Agreement and issue to the Executive all of the Common Stock underlying all unexercised Deferred Stock Units if it is determined by the United States Department of Labor or a court of competent jurisdiction that this Agreement or the plan of which it is a part is an employee pension plan within the meaning of Section 3(2) of ERISA which is not so exempt.

16.                                 Claims Procedure.

(a)                                  Disposition of Claim.  The Company shall furnish written notice of disposition of a claim under this Agreement to the claimant within sixty (60) days after the claimant has filed application therefor.  In the event that the Company denies such claim, it shall specifically set forth in writing the reasons for the denial, cite the pertinent provisions of this Agreement, and, where appropriate, provide an explanation as to how the claimant can perfect such claim.

(b)                                 Appeals.  Any claimant who has been denied a benefit shall be entitled, upon request to the Company, to appeal the denial of his claim.  The claimant must provide a written statement of his position to the Company not later than 60 days after receipt of the notification of denial of claim as set forth in subsection (a) of this Section 16.  The Company, within 60 days after receipt of an appeal notice, shall communicate to the claimant its decision in writing.  Any claims for benefits under this Agreement brought in a court of law must be filed in such court before the earlier of 90 days after any appeal pursuant to this subsection (b) of this Section 16 or one (1) year from the date the claim arose.

17.                                 Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company c/o Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071, Attention: Bruce D. Meyer, Esq., or to the Executive at the address on file with the Company on the date hereof, or at such other addresses as the Executive may designate by written notice in the manner aforesaid.

[signatures on next page]

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the date first above written.

DOUGLAS DYNAMICS HOLDINGS, INC.

By:
Name:
Title:

EXECUTIVE:

Name: